Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No(s). 333-152748, 333-157548, 333-165044, 333-171308, 333-178622, 333-185633, 333-194284, 333-228499, and 333-237869) of our report dated June 24, 2026, with respect to the financial statements and supplemental schedule of the ONEOK, Inc. 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Oklahoma City, Oklahoma
June 24, 2026